Vertex Energy, Inc. S-1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Vertex Energy, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Vertex Energy, Inc., of our report dated April 4, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Vertex Energy, Inc. for the year ended December 31, 2015.

We also consent to the reference to our Firm under the caption “Experts” which is part of this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas

June 9, 2016